Exhibit 99.1

FOR:	PW Eagle, Inc.
1550 Valley River Drive
Eugene, OR 97440
(Nasdaq-NMS: “PWEI”)

CONTACT:	Scott Long,
Chief Financial Officer, PW Eagle, Inc.
541-343-0200

PW EAGLE ANNOUNCES STRATEGIC DIRECTION

Second Quarter Conference Call and Webcast Scheduled for Wednesday, August 4, 2004 at 11:00 a.m. Central Time

Eugene, Oregon — July 19, 2004 — PW Eagle, Inc. (Nasdaq-NMS: “PWEI”) today provided an update with respect to its strategic initiatives and announced the timing of the release of its second quarter 2004 financial results and related conference call and webcast.

Strategic Initiatives

As previously announced, the Company retained Goldsmith, Agio, Helms Securities, Inc., an investment banker, to review strategic alternatives to maximize shareholder value. The conclusion from that review was that at this time there was no strategic transaction or event, including a sale of the Company, that would enhance shareholder value. As a result of that conclusion, the Board of Directors of the Company has determined that the best strategy for the Company to follow over the next three to seven years is to (a) continue to improve the operations of the business, (b) reduce the debt of the Company, (c) continue to improve the Company’s franchise, and, (d) if debt levels and financial performance permit, begin a program of paying dividends and redeeming shares of the Company’s common stock.

Mr. William Spell, Co-Chairman stated, “PW Eagle is a solid company with a great franchise in the industry. The management team has done an outstanding job of implementing the integration of the management teams and driving costs out of the business. Our strategic direction will focus on maximizing shareholder value over the long term. Under our strategic plan the management team will be charged with continuing to work on improving the operations and efficiencies of the business. We will, of course, continue to take advantage of strategic opportunities that present themselves, particularly to expand the geographic markets for our proprietary products. However, the reduction of the Company’s debt level will remain a priority for us. At the same time, we recognize that many of our shareholders have held their investment in the Company for a long time without any cash return. Consequently, when the Company’s performance and debt levels permit, we intend to start paying dividends and when appropriate redeeming shares of the Company’s outstanding stock. We believe that this approach will enhance the value of the Company and its stock over the long term.”

PWPoly Corp.

The Company previously reported that PWPoly had entered into a non-binding letter of intent to acquire an extruder of small diameter polyethylene pipe with sales of approximately $40 million and that the closing of that transaction was anticipated to occur in the second quarter of 2004. This transaction has been delayed as a result of some issues between the parties. PWPoly believes that those issues have now been resolved. While PWPoly has not yet entered into a definitive agreement and there is no assurance that the transaction will be completed, it is anticipated that the transaction will close in the third quarter of 2004.

The Company still intends to proceed with the previously announced spin-off of the shares of PWPoly to the PW Eagle shareholders. Assuming PWPoly completes its potential acquisition in the third quarter of 2004, and the Company satisfies all the conditions of the spin-off discussed below, the Company currently anticipates that the spin-off will occur in the fourth quarter of 2004. If the spin-off is completed, the Company anticipates that it will distribute one share of PWPoly stock for each share of PW Eagle stock held by those shareholders of PW Eagle who beneficially own 8,000 shares or more of PW Eagle stock. Those shareholders of PW Eagle who beneficially own less than 8,000 shares will receive a cash distribution for each of their shares of PW Eagle stock in an amount equal to the value of a share of PWPoly stock. The amount of this cash distribution has not been determined and cannot be determined until a time closer to the actual distribution. If the potential acquisition occurs, the value of PWPoly shares will be impacted by that acquisition. This distribution of PWPoly shares or cash to the shareholders of PW Eagle stock is subject to final approval by an independent committee of the Board of Directors of PW Eagle, the issuance of an opinion to the PW Eagle independent committee as to the value of PWPoly, the approval of the transaction by PW Eagle’s lenders and certain governmental approvals and the raising of the cash necessary to make the cash distribution. A record date for this transaction has not yet been established. This transaction will be a taxable event for both PW Eagle and its shareholders. Assuming that PW Eagle is profitable in 2004, the distribution of the PWPoly shares and the cash will be treated as a dividend to the shareholders of PW Eagle. Regardless of whether or not a PW Eagle shareholder receives PWPoly shares or cash in the distribution, the amount of the dividend on a per share basis will be equal to the amount of cash distributed on a per share basis.

THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OF PW EAGLE OR PWPOLY.

Second Quarter 2004 Results

While the financial results of the Company for the second quarter have not yet been finalized, the business is doing well and is on plan. The cost saving measures put into effect in late 2003 and early 2004 are producing the expected results and the industry performance as a whole has continued to improve throughout this year. The Company expects to release its second quarter and year to date financial results on August 2, 2004.

Mr. William Spell, Co-Chairman, concluded, “We are pleased with our operating results for the second quarter. The Company will continue to explore the opportunity to enhance our senior debt/subordinated debt credit facilities to strengthen our balance sheet and reduce our interest expense and fixed charges.”

PW Eagle will then hold its second quarter 2004 webcast and conference call on Wednesday, August 4, 2004 at 11:00 a.m. Central Time to discuss the second quarter and year to date 2004 results. The conference call will be available live on the Internet at www.pweagleinc.com. The call will also be archived at that location for one week following its original webcast. The conference telephone number is 800-318-3619, use 8886620 as the confirmation code to access the call.

PW Eagle, Inc. is a leading extruder of PVC pipe products. PWPoly Corp, a subsidiary of PW Eagle, is an extruder of small diameter polyethylene pipe. The Company and PWPoly operate eleven manufacturing facilities across the United States. PW Eagle’s common stock is traded on the Nasdaq National Market under the symbol “PWEI”.

Forward Looking Statements

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION AND ACTUAL RESULTS MAY DIFFER

Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are “forward looking” statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release, including: (i) that the Company’s intent to start paying dividends when its performance and debt levels permit and, when appropriate, redeem shares of its common stock; (ii) the Company’s belief that its strategic plan will enhance the value of the Company and its common stock over the long term; (iii) that PWPoly will complete its transaction to acquire an extruder of small diameter pipe in the third quarter of 2004; (iv) that the Company will complete the spin-off of PWPoly in the fourth quarter of 2004; and (v) that the Company may enter into improved financing arrangements to enhance its balance sheet and reduce its interest expense and fixed charges are “forward looking” statements which involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement. Actual results could differ if the economy and particularly the segments of the economy that impact the Company’s business do not grow and perform at least as well as forecast. In addition, actual results could differ as a result of: material changes in the marketplace and the failure of the Company’s lenders to approve the payment of dividends and the redemption of the Company’s shares of common stock. The Company must satisfy conditions before it can spin off PWPoly to its shareholders. Some of these conditions are outside the Company’s control; including the timing and review of the Company’s registration statement with the Securities and Exchange Commission. There is also no assurance that PWPoly will complete its acquisitions of the small pipe extruder in the third quarter of 2004. The Company does not have a binding agreement with the seller and may not be successful in reaching a definitive agreement for the sale. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historical results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. We undertake no obligation to update “forward-looking” statements.